UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2014

Strategic Realty Trust, Inc.

(Exact name of Registrant specified in its Charter)

Maryland	000-54376	90-0413866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

400 South El Camino Real, Suite 1100

San Mateo, California, 94402

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 343-9300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

2013 Annual Meeting

On February 7, 2014, Strategic Realty Trust, Inc. (the “Company”) held its 2013 annual meeting of stockholders. A total of 3,757,436 shares of the Company’s common stock outstanding and entitled to vote were represented in person or by proxy, representing approximately 34.25% of the total number of shares entitled to vote at the meeting. The number of shares present in person or by proxy was insufficient to establish a quorum for transacting business at the meeting. As a result, no matters were submitted to a vote of security holders. The Company did not adjourn the meeting to seek additional votes in order to establish a quorum. Andrew Batinovich, the Company’s Chief Executive Officer and the only candidate for election as a Class I director at the meeting, will remain in office until his successor is elected and qualifies.

Treasurer

On February 7, 2014, the board of directors of the Company appointed Terri Garnick to serve as the Company’s Treasurer. Ms. Garnick has served as the Company’s Chief Financial Officer since January 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC REALTY TRUST, INC.

Dated: February 12, 2014	By:	/s/ Andrew Batinovich
Andrew Batinovich
Chief Executive Officer